News Release
For Immediate Release
Centrue Financial Corporation to Move Stock Listing from the Nasdaq Global Market
ST. LOUIS, MO, June 14, 2011 — Centrue Financial Corporation (NASDAQ: TRUE), parent company of Centrue Bank, today announced that it was delisting its common stock from the Nasdaq Global Market and that it expects that the stock will begin trading on the OTCQB Marketplace effective June 24, 2011.
As previously disclosed, the Company received notification on December 28, 2010 from the Nasdaq Stock Market that it was not in compliance with Nasdaq’s Marketplace Rule 5450(b)(1)(C), which requires it to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5,000,000. In addition, on February 22, 2011, the Company received a notice from the Nasdaq Stock Market that it was not in compliance with Nasdaq’s Marketplace Rule 5450(a)(1), which requires it to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Rule”). The notifications provided 180 days from their respective notification dates within which to regain compliance.
After considering its available options to regain compliance and the costs associated with its Nasdaq listing, the Company concluded that efforts to secure a continuation of the current listing of its common stock and the costs associated therewith were not in its best interests. The Company notified Nasdaq on June 14, 2011 of its intention to voluntarily delist its common stock from The Nasdaq Global Market, and to file a Form 25 with the SEC and Nasdaq on June 24, 2011. The Company expects that trading of its common stock will be suspended from The Nasdaq Global Market beginning with the close of trading on June 23, 2011.
Operated by the OTC Markets Group Inc., the OTCQB is a market for OTC traded companies (approximately 4,000) that are registered and reporting with the Securities and Exchange Commission. The Company’s common stock will continue to be registered with the SEC under the Securities Exchange Act of 1934.
OTC Markets Group Inc. operates the world’s largest electronic marketplace for stocks that are not listed on a national securities exchange. Approximately 150 broker-dealers, who also make markets on Nasdaq, make markets in approximately 10,000 OTC securities through the OTC Markets Group Inc.’s market platforms. The OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission. The Company’s shares will continue to trade under the symbol TRUE on the computerized OTCQB system. Investors will be able to view stock quotes for TRUE at www.otcmarkets.com and through their preferred broker-dealers.

About the Company
Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.
Further information about the Company will be available at its website at http://www.centrue.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Thomas A. Daiber President and Chief Executive Officer Centrue Financial Corporation tom.daiber@centrue.com	Kurt R. Stevenson Senior Executive Vice President and Chief Financial Officer Centrue Financial Corporation kurt.stevenson@centrue.com